SCHEDULE 14A
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

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Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[  ] Preliminary Proxy Statement
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permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
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[  ] Soliciting Material Pursuant to ss.240.14a-11(c)
or ss.240.14a-12


UAM Funds, Inc. - SEC File Nos. 33-25355, 811-5683
(Name of Registrant as Specified In Its Charter)

 .....................................................
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UAM FUNDS, INC.
ICM Fixed Income Portfolio
UAM Funds Service Center
P.O. Box 419081
Kansas City,  MO  64141-6081
1-877-UAM-Link


March 12, 1999


Dear Stockholder:

	Enclosed you will find a proxy statement and proxy card for a special meeting of stockholders of ICM Fixed Income Portfolio. This is a very important meeting, which has been called to vote on a proposal to liquidate your Portfolio.

	The Board of Directors of UAM Funds, Inc., after thorough discussion and consideration, has decided to recommend the liquidation of the Portfolio, but believes that since this is your investment capital, the final decision on this matter should be made by you, the stockholders. The Board's reasons for recommending this course are described in the enclosed proxy statement, which you should consider carefully.

	If the stockholders approve the recommendation to liquidate the Portfolio, the Portfolio will return to you the proceeds of the liquidation of your account. Once you receive your proceeds, you may pursue any investment option you wish.

	The Board of Directors regrets any
inconvenience this may cause you. We thank you, however, for the confidence that you placed in us.
We continue to wish you well in your investments.

Sincerely,

/s/Norton H. Reamer

Norton H. Reamer
Chairman

UAM FUNDS, INC.
ICM Fixed Income Portfolio
UAM Funds Service Center
P.O. Box 419081
Kansas City,  MO  64141-6081
1-877-UAM-LINK

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held March 30, 1999

TO THE STOCKHOLDERS OF
ICM FIXED INCOME PORTFOLIO:

	Notice is hereby given that a special meeting of stockholders (the "Special Meeting") of Fixed
Income Portfolio (the "Portfolio"), a series of UAM
Funds, Inc. (the "Fund"), will be held on March 30,
1999, at the offices of UAM Fund Services, Inc., 211
Congress Street, Boston, MA 02110 at 10:00 a.m. local time. The purpose of the Special Meeting is to consider a proposal:

? to liquidate and dissolve the Portfolio, as set forth in a Plan of Liquidation and Dissolution adopted by the Board of Directors of the Fund; and

? to transact such other business as may properly come before the Special Meeting or any adjournment thereof.

	Please read the enclosed proxy statement carefully for information concerning the proposal to be placed before the meeting.

	Stockholders of record at the close of business on February 26, 1999 will be entitled to vote at the meeting. You are invited to attend the Special
Meeting, but if you cannot do so, please complete and sign the enclosed proxy, and return it in the accompanying envelope as promptly as possible. Any stockholder attending the Special Meeting may vote in person even though a proxy has already been returned.

By Order of the Board of Directors,

/s/ Michael E. DeFao

Michael E. DeFao
Secretary

Boston, Massachusetts
March 12, 1999

UAM FUNDS, INC.
ICM Fixed Income Portfolio

PROXY STATEMENT

	This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of UAM Funds, Inc. (the "Fund") on behalf of ICM Fixed Income Portfolio (the "Portfolio"), a separate series of the Fund, for use at a Special
Meeting of Stockholders to be held at UAM Fund
Services, Inc., 211 Congress Street, Boston, MA on
March 30, 1999 at 10:00 a.m. local time, or at any adjournment thereof (the "Special Meeting").

Proxy Solicitation

	All proxies in the enclosed form that are properly executed and returned to the Portfolio will be voted as provided therein at the Special Meeting or at any adjournment thereof. A stockholder executing and returning a proxy has the power to revoke it at any time before it is exercised by giving written notice of such revocation to the Secretary of the Fund. Signing and mailing the proxy will not affect your right to give a later proxy or to attend the Special Meeting and vote your shares in person.

	The Board of Directors intends to bring before the Special Meeting the sole matter set forth in the foregoing notice. The persons named in the enclosed proxy and acting thereunder will vote with respect to that item in accordance with the directions of the stockholder as specified on the proxy card. If no choice is specified, the shares will be voted in favor of (i) the proposal to liquidate and dissolve the Portfolio and return the proceeds to the stockholders of the Portfolio; and (ii) in the discretion of the proxies, any other matter not presently known which may properly come before the meeting or any adjournment thereof.

	In accordance with the Articles of
Incorporation of the Fund and the General Laws of the State of Maryland, approval of the proposal requires the affirmative vote of the holders of a majority of the outstanding shares of common stock of the Portfolio at a meeting at which a quorum is present.
The presence in person or by proxy of the holders of a majority of the outstanding shares of the Portfolio will constitute a quorum. For purposes of determining the presence of a quorum, abstentions, broker non-votes or withheld votes will be counted as present.

	The Portfolio will bear the entire cost of preparing, printing and mailing this proxy statement, the proxies and any additional materials which may be furnished to stockholders. Solicitation may be undertaken by mail, telephone, telegraph, and personal contact. It is expected that this Proxy
Statement and form of Proxy will be mailed to stockholders on or about March 12, 1999.

Voting Securities and Principal Holders Thereof

	Holders of record of the shares of common stock of the Portfolio at the close of business on February
26, 1999, will be entitled to vote at the Special
Meeting or any adjournment thereof.  As of February
26, 1999, the Portfolio had outstanding 2,715,278 shares of common stock. The stockholders are entitled to one vote per share on all business to come before the meeting.

	The officers and Directors of the Fund as a group beneficially own in the aggregate no shares of the outstanding common stock of the Portfolio. As of February 26, 1999, the following stockholders owned of record or beneficially more than five percent of the outstanding common stock of the Portfolio:


Friends School of Baltimore Inc., FBO Mercantile Safe
Deposit & Trust Company, Attn:  Ms. Isabel Corbett, 2
Hopkins Plaza, Baltimore,  MD  21201-2930; 13.00%*

MSTA Pension, c/o ICM of Maryland/Lynn Franke,
Security Processing, Baltimore,  MD  21203-1596;
11.81%*

Anne Arundel Medical Center TTEE, FBO AAMC Employee
Thrift Plan, c/o FASCORP Recordkeeper, Franklin &
Cathedral Streets, 8515 E. Orchard Road, Englewood,
CO  80111-5002; 9.82%*

FMB Trust Company CDN, FBO Childrens Home Endowment,
P.O. Box 1596, Baltimore,  MD  21203-1596; 8.96%*

First National Bank of Maryland, FBO Finney Trimble
Associates Profit Sharing Plan, P.O. Box 1596,
Baltimore,  MD  21203-1596; 8.65%*

First National Bank of Maryland CDN, FBO Henry L.
Blum Inc. Retirement Plan, Security Processing, P.O.
Box 1596, Baltimore,  MD  21203-1596; 5.04%*

____________
*	Denotes shares held by a trustee or fiduciary
for which beneficial ownership is disclaimed or presumed disclaimed.


PROPOSAL FOR LIQUIDATION OF THE PORTFOLIO

Background

	The Portfolio began operations on November 3,
1992, as a series of the Fund. During the period from commencement of operations through February 26, 1999, the Portfolio's assets reached a level of $28,848,813. The Portfolio has invested primarily in debt securities using a variety of investment techniques during this period. During this period, the Board of Directors has considered the total asset level of the Portfolio, the performance of the Portfolio both before and after deducting certain expenses arising from the operation of the Portfolio and the impact on the Portfolio's investment results of the relatively small size of the Portfolio.

	Notwithstanding the marketing of the
Portfolio's shares, growth in the Portfolio's assets has been slow. Several marketing efforts and the assumption of Portfolio expenses by Investment
Counselors of Maryland, Inc. (the "Adviser"), were not adequate to significantly increase the size of the Portfolio. The Adviser and the Board have regularly reviewed developments, and considered alternatives.

	Sales of the Portfolio shares have not been
sufficient to allow the Portfolio to reach a size
adequate, in the judgment of the Board, to spread
expenses over a sufficient asset base to provide a
satisfactory return to shareholders.  Since the
inception of the Portfolio, the Adviser has waived
its fees and assumed a significant portion of the
expenses of the Portfolio.   In the absence of such
waiver and assumption, the Portfolio might not be profitable for shareholders. As a result, the Board instructed the officers of the Fund to investigate what, if any, additional steps or alternative courses would best serve the interest of shareholders.

	The officers of the Fund sought to determine whether a merger or transfer of assets would be possible, and if it would produce desirable results for shareholders. It appeared to the management of the Fund that the small size of the Portfolio, the time required to effect a transaction, and regulatory expenses involved in either a merger or transfer of the assets to another mutual fund, and current market conditions could make such a course more expensive than the benefit which could be expected by the stockholders. The officers investigated the steps required for liquidation of the Portfolio, subject to presentation of a final report to the Board.

	At a March 11, 1999, meeting, the Board
reviewed the expenses which had been assumed by the Adviser during the life of the Portfolio, the efforts and expenses of the Distributor to distribute shares of the Portfolio, and the effect of the operating expenses on the historic and anticipated returns of stockholders. The Board considered that the Adviser had not been able to collect or retain any significant advisory fee during the life of the Portfolio, that there would be no prospect that this would change in the near future, and that in the absence of compensation over long periods, the ability of the adviser to service the needs of the Fund would be impaired. For the most recent fiscal year, absent the waiver of fees or assumption of expenses by the Adviser, the Portfolio's expenses would have been approximately 1.01% of assets compared to 0.50% after the fee waiver and assumption of expenses. The Portfolio's expense ratio for the present fiscal year is expected to be substantially the same.

	The Board concluded that an increase in fund expenses attributable to the likely discontinuance of the fee waiver and assumption of the expenses in the future, especially when added to the expenses of the Portfolio presently paid directly by the Portfolio, would significantly reduce the Portfolio's returns.
Moreover, the presence of larger funds with similar objectives better able to operate on an efficient basis and provide higher returns to shareholders, made it unlikely that the Portfolio could achieve a significant increase in asset size and achieve economies of scale. The Board therefore concluded that it would be in the interest of the stockholders of the Portfolio to liquidate the Portfolio promptly, in accordance with a Plan of Liquidation and Dissolution. (See "General Tax Consequences" below.)

Plan of Liquidation and Dissolution

	The Board of Directors has approved the Plan of Liquidation and Dissolution (the "Plan") summarized in this section and set forth as Exhibit A to this proxy statement.

	1.	Effective Date of the Plan and Cessation
of the Portfolio's Business as an Investment Company.
The Plan will become effective on the date of its adoption and approval by a majority of the outstanding shares of the Portfolio. Following this approval, the Portfolio (i) will cease to invest its assets in accordance with its investment objective and will sell the portfolio securities it owns in order to convert the Portfolio's assets to cash; (ii) will not engage in any business activities except for the purposes of winding up its business and affairs, preserving the value of its assets and distributing its assets to stockholders after the payment to (or reservation of assets for payment to) all creditors of the Portfolio; and (iii) will terminate in accordance with the laws of the State of Maryland and the Articles of Incorporation of the Fund.

	2.	Closing of Books and Restriction of
Transfer and Redemption of Shares. The proportionate interests of stockholders in the assets shall be fixed on the basis of their respective holdings on the Effective Date of the Plan. On such date the books of the Portfolio will be closed and the stockholders' respective assets will not be transferable by the negotiation of share certificates. (Plan, Section 4)

	3.	Liquidating Distribution.  As soon as
possible after approval of the Plan, and in any event within fourteen days thereafter, the Fund on behalf of the Portfolio will mail the following to each stockholder of record on the effective date of the
Plan: (i) to each stockholder not holding stock certificates of the Portfolio, liquidating cash distribution equal to the stockholder's proportionate interest in the net assets of the Portfolio, (ii) to each stockholder holding stock certificates of the Portfolio, a confirmation showing such stockholder's proportionate interest in the net assets of the Portfolio with an advice that such stockholder will be paid in cash upon return of the stock certificates; and (iii) information concerning the sources of the liquidating distribution. (Plan, Section 7)

	4.	Expenses.  The Portfolio will bear all
expenses incurred by it in carrying out the Plan. It is expected that other liabilities of the Portfolio incurred or expected to be incurred prior to the date of the liquidating distribution will be paid by the Portfolio, or set aside for payment, prior to the mailing of the liquidating distribution. The
Portfolio's liabilities relating to the Plan are estimated at no more than $2,000, which includes legal and auditing expenses and printing, mailing, soliciting and miscellaneous expenses arising from the liquidation, which the Portfolio normally would not incur if it were to continue in business. If the Portfolio incurs more than $2,000 in additional liabilities to liquidate the Portfolio, such expenses will be paid by the Adviser. The total liabilities of the Portfolio prior to the liquidating distribution are estimated to be $70,000. This amount includes the dissolution expenses referred to above and amounts accrued, or anticipated to be accrued, for custodial and transfer agency services, legal audit and directors fees and printing costs. Any expenses and liabilities attributed to the Portfolio subsequent to the mailing of the liquidating distribution will be borne by the Adviser. (Plan, Section 6 and 8)

	5.	Continued Operation of the Portfolio.
After the date of mailing of the liquidating distribution, the dissolution of the Portfolio will be effected. The Plan provides that the Directors shall have the authority to authorize such variations from or amendments of the provisions of the Plan as may be necessary or appropriate to marshal the assets of the Portfolio and to effect the dissolution, complete liquidation and termination of the existence of the Portfolio and the purposes to be accomplished by the Plan. (Plan, Sections 9 and 10)

General Tax Consequences.

	Each stockholder who receives a liquidating distribution will recognize gain or loss for federal income tax purposes equal to the excess of the amount of the distribution over the stockholder's tax basis in the Portfolio shares. Assuming that the stockholder holds such shares as capital assets, such gain or loss will be capital gain or loss and will be long-term or short-term capital gain depending on the stockholder's holding period for the shares.

	The tax consequences discussed herein may affect shareholders differently depending upon their particular tax situations unrelated to the liquidating distribution, and accordingly, this summary is not a substitute for careful tax planning on an individual basis. Shareholders may wish to consult their personal tax advisers concerning their particular tax situations and the impact thereon of receiving the liquidating distribution as discussed herein, including any state and local tax consequences.

	The Fund anticipates that it will retain its qualification as a regulated investment company under the Internal Revenue Code, as amended, during the liquidation period and, therefore, will not be taxed on any of its net income from the sale of its assets.

	Representatives of PricewaterhouseCoopers LLP, independent accountants for the Fund, are not expected to be present at the Special Meeting.

	If the stockholders do not approve the Plan, the Portfolio will continue to exist as a registered investment company in accordance with its stated objective and policies. The Board would meet to consider what, if any, steps to take in the interest of stockholders.

	Stockholders are free to redeem their shares prior to the liquidation.


THE DIRECTORS OF THE FUND RECOMMEND APPROVAL OF THE
PLAN.


GENERAL INFORMATION

Investment Adviser, Principal Underwriter and
Administrator.

	The investment adviser to the Portfolio is Investment Counselors of Maryland, Inc., 803
Cathedral Street, Baltimore,  MD  21201. The
Portfolio's principal underwriter is UAM Fund
Distributors, Inc., 211 Congress Street, Boston, MA
02110.  The Portfolio's administrator is UAM Fund
Services, Inc., located at 211 Congress Street,
Boston, MA 02110. The investment adviser, principal underwriter and administrator for the Portfolio are wholly owned subsidiaries of United Asset Management
Corporation. UAM Fund Services, Inc. has contracted some administrative services to Chase Global Funds
Services Company, an affiliate of The Chase Manhattan
Bank, located at 73 Tremont Street, Boston, MA 02108.

Reports to Stockholders and Financial Statements.

	The Annual Report to Stockholders of the
Portfolio, including audited financial statements for the Portfolio for the fiscal year ended October 31, 1998 has been mailed to stockholders. The Annual
Report should be read in conjunction with this Proxy
Statement.  You can obtain a copy of the Annual
Report from the Fund, without charge, by writing to the Fund at the address on the cover of this Proxy
Statement, or by calling 1-877-UAM-LINK.

OTHER MATTERS

	The Portfolio is not aware of any other matter which is anticipated to come before the Special
Meeting or any adjournment thereof other than the matter set forth herein. Other matters will be considered if notice is given within a reasonable amount of time prior to the meeting. If any other matter may properly come before the meeting, or any adjournment thereof, this proxy would confer discretionary authority on the proxies with respect to acting on any such matters, and the persons named in the proxy have advised that they intend to vote, act, or consent thereunder in accordance with their best judgment at that time with respect to such matters.

By Order of the Board of Directors,

Michael E. DeFao
Secretary

Dated:  March 12, 1999

Exhibit A
UAM FUNDS, INC.
ICM Fixed Income Portfolio
Plan of Liquidation and Dissolution

	This Plan of Liquidation and Dissolution
("Plan") concerns the ICM Fixed Income Portfolio (the
"Portfolio"), a series of UAM Funds, Inc. (the
"Fund"), which is a corporation organized and
existing under the laws of the State of Maryland.
The Portfolio began operations on November 3, 1992.
The Fund is registered as an open-end management
investment company registered under the Investment
Company Act of 1940, as amended ("Act").  The Plan is
intended to accomplish the complete liquidation and
dissolution of the Portfolio in conformity with all
provisions of Maryland law and the Fund's Articles of
Incorporation.
	WHEREAS, the Fund's Board of Directors, on
behalf of the Portfolio, has determined that it is in
the best interests of the Portfolio and its
stockholders to liquidate and dissolve the Portfolio;
and
	WHEREAS, at a meeting of the Board of Directors
on March 11, 1999, it considered and adopted this
Plan as the method of liquidating and dissolving the
Portfolio and directed that this Plan be submitted to
stockholders of the Portfolio for approval;
	NOW THEREFORE, the liquidation and dissolution
of the Portfolio shall be carried out in the manner
hereinafter set forth:
	1.	Effective Date of Plan.  The Plan shall
be and become effective only upon the adoption and
approval of the Plan, at a meeting of stockholders
called for the purpose of voting upon the Plan, by
the affirmative vote of the holders of a majority of
the outstanding voting securities of the Portfolio.
The day of such adoption and approval by stockholders
is hereinafter called the "Effective Date."
	2.	Dissolution.  As promptly as practicable,
consistent with the provisions of the Plan, the
Portfolio shall be dissolved in accordance with the
laws of the State of Maryland and the Fund's Articles
of Incorporation ("Dissolution").
	3.	Cessation of Business.  After the
Effective Date of the Plan, the Portfolio shall cease
its business as an investment company and shall not
engage in any business activities except for the
purposes of winding up its business and affairs,
marshalling and preserving the value of its assets
and distributing its assets to stockholders in
accordance with the provisions of the Plan after the
payment to (or reservation of assets for payment to)
all creditors of the Portfolio.
	4.	Restriction of Transfer and Redemption of
Shares. The proportionate interests of stockholders in the assets of the Portfolio shall be fixed on the basis of their respective stockholdings at the close of business on the Effective Date of the Plan. On the Effective Date, the books of the Portfolio shall be closed. Thereafter, unless the books are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the stockholders' respective interests in the Portfolio's assets shall not be transferable by the negotiation of share certificates.

	5.	Liquidation of Assets.  As soon as is
reasonable and practicable after the Effective Date,
all portfolio securities of the Portfolio shall be
converted to cash or cash equivalents.
	6.	Payment of Debts.  As soon as practicable
after the Effective Date, the Portfolio shall
determine and pay, or set aside in cash equivalent,
the amount of all known or reasonably ascertainable
liabilities of the Portfolio incurred or expected to
be incurred prior to the date of liquidating
distribution provided for in Section 7, below.
	7.	Liquidating Distribution.  As soon as
possible after the Effective Date of the Plan, and in
any event within 14 days thereafter, the Portfolio
shall mail the following to each stockholder of
record on the Effective Date: (1) to each stockholder
not holding stock certificates of the Portfolio, a
liquidating distribution equal to the stockholder's
proportionate interest in the net assets of the
Portfolio; (2) to each stockholder holding stock
certificates of the Portfolio, a confirmation showing
such stockholder's proportionate interest in the net
assets of the Portfolio with an advice that such
stockholder will be paid in cash upon return of the
stock certificate; and (3) information concerning the
sources of the liquidating distribution.
	8.	Management and Expenses of the Portfolio
Subsequent to the Liquidating Distribution.  The
Portfolio shall bear all expenses incurred by it in
carrying out this Plan of Liquidation and Dissolution
including, but not limited to, all printing, legal,
accounting, custodian and transfer agency fees, and
the expenses of any reports to or meeting of
stockholders.  Any expenses and liabilities
attributed to the Portfolio subsequent to the mailing
of the liquidating distribution will be borne by
Investment Counselors of Maryland, Inc., the
Portfolio's Investment Adviser.
	9.	Power of Board of Directors.  The Board,
and subject to the directors, the officers, shall
have authority to do or authorize any or all acts and
things as provided for in the Plan and any and all
such further acts and things as they may consider
necessary or desirable to carry out the purposes of
the Plan, including the execution and filing of all
certificates, documents, information returns, tax
returns and other papers which may be necessary or
appropriate to implement the Plan.  The death,
resignation or disability of any director or any
officer of the Fund shall not impair the authority of
the surviving or remaining directors or officers to
exercise any of the powers provided for in the Plan.
	10.	Amendment of Plan.  The Board shall have
the authority to authorize such variations from or amendments of the provisions of the Plan as may be necessary or appropriate to effect the marshalling of Portfolio assets and the dissolution, complete liquidation and termination of the existence of the Portfolio, and the distribution of its net assets to stockholders in accordance with the laws of the State of Maryland and the purposes to be accomplished by the Plan.

UAM FUNDS, INC.
On behalf of ICM Fixed Income Portfolio
For the Board of Directors

By:_________________________

Accepted:
INVESTMENT COUNSELORS OF MARYLAND,
INC.

By:__________________________


Date:  March 11, 1999






THIS PROXY IS SOLICITED
ON BEHALF OF THE BOARD OF DIRECTORS
OF THE FUND

UAM FUNDS, INC.
ICM Fixed Income Portfolio
Proxy for Special Meeting of Stockholders March 30,
1999

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Michael DeFao and Robert Flaherty, or either of them, with power of substitution, as attorneys and proxies to appear and vote all of the shares of stock standing in the name of the undersigned at the Special Meeting of Stockholders of the ICM Fixed Income Portfolio of UAM
Funds, Inc. to be held at the offices of UAM Fund
Services, Inc., 211 Congress Street, Boston,
Massachusetts 02110, at 10:00 a.m. local time on March 30, 1999, and at any and all adjournments thereof; and the undersigned hereby instructs said attorneys to vote:

1. 	To approve the liquidation and dissolution of
the ICM Fixed Income Portfolio, as set forth in a Plan of Liquidation and Dissolution adopted by the Board of Directors of UAM Funds, Inc.

	FOR		AGINST		ABSTAIN
	/_/		/_/			/_/

2.	Any other business which may properly come
before the meeting or any other adjournment thereof. The management knows of no other such business.

	THE SHARES REPRESENTED BY THIS PROXY WILL BE
VOTED AS SPECIFIED IN THE FOREGOING ITEM 1, BUT
IF NO CHOICE IS SPECIFIED, THEY WILL BE VOTED
FOR APPROVAL OF ITEM 1.

	Dated:	March ___, 1999

_________________

Signature of Stockholder

_________________

(Signature of all joint owners is required.
Fiduciaries please indicate your full title.) If any other matters properly come before the meeting about which the proxy holders were not aware prior to the time of the solicitation, authorization is given the proxy holders to vote in accordance with the views of management thereon. The management is not aware of any such matters.

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY
IN THE ENCLOSED ENVELOPE.